Exhibit 99.1

For Immediate Release

Franklin BSP Realty Trust, Inc. Announces Acquisition of NewPoint Holdings JV LLC

Creating a Comprehensive One-Stop Client Solution, Enhancing Long-Term Stockholder Value

New York City, NY – March 10, 2025 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”), a leading real estate investment trust, today announced that it has entered into a definitive agreement to acquire NewPoint Holdings JV LLC (“NewPoint”), a privately held commercial real estate finance company headquartered in Plano, Texas. The transaction is expected to close in the third quarter of 2025, subject to customary closing conditions, including regulatory approvals.

Richard Byrne, CEO of FBRT and Chairman of the FBRT Board of Directors, said, “We are pleased to announce our acquisition of NewPoint, which is a transformative transaction for FBRT. This strategic expansion of our multifamily lending offerings significantly increases our total addressable market in our highest conviction sector. We anticipate this transaction will enable FBRT to deliver long-term stockholder value and creates a clear path for FBRT to be able to trade at a premium to book value.”

Further commenting on the acquisition, Michael Comparato, President of FBRT, added, “For years we have been looking to add agency capabilities to the FBRT platform, which already boasts one of the most extensive product offerings in the market. We believe this transaction is the final piece to complete our ‘one stop shop’ puzzle and is even more compelling given the strong cultural alignment between the two teams. We're excited to build on the momentum of this acquisition alongside the NewPoint team, who worked tirelessly in close partnership with us to finalize this deal."

This strategic acquisition expands FBRT’s capabilities across multiple business lines, creating a diversified mortgage finance platform with significant synergies. We expect the combined entity to benefit from:

•	Increased Earnings Power: In addition to potential book value growth, we expect the combined operations will provide an opportunity for earnings growth. The acquisition is expected to be accretive to GAAP earnings per share in the first half of 2026 and fully converted([i]) Distributable earnings per share in the second half of 2026. The acquisition is expected to increase fully converted(i) book value per share in the first half of 2026.
•	Diversified Business Lines: The acquisition expands FBRT’s multifamily operations to include agency and mortgage servicing alongside our existing commercial real estate lending products, which include bridge lending, subordinate lending, construction lending, and CMBS.
•	Agency Originations: NewPoint is one of 19 multifamily originators and servicers approved by three government sponsored entities (Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and U.S. Department of Housing and Urban Development). FBRT will now be able to originate agency mortgage loans. This will facilitate an exit strategy for FBRT’s multifamily bridge loan portfolio, which represents 71% of our book, and significantly broaden FBRT’s market reach.
•	Mortgage Servicing Rights Portfolio: NewPoint's existing $54.7 billion servicing portfolio provides a predictable and durable income stream. The mortgage servicing rights (MSRs) on Agency loans will be held as an asset on FBRT’s consolidated balance sheet and provide an avenue for potential book value growth.
•	Enhanced Market Presence: NewPoint’s agency origination and servicing portfolio, together with the capabilities of FBRT’s external manager, Benefit Street Partners L.L.C. (“BSP”), will give FBRT a stronger market presence and wider geographic footprint, enhancing our local access and market intelligence.

FBRT intends to finance the acquisition through a combination of existing cash and issuance of debt and equity. FBRT will operate the acquired business through a taxable REIT subsidiary.

Barclays served as financial advisor to FBRT, and Hogan Lovells US LLP and Reed Smith LLP served as legal counsel. BofA Securities served as financial advisor to NewPoint, and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel.

Investor Conference Call

The Company will host a conference call and live audio webcast to discuss the acquisition on Tuesday, March 11, 2025, at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at: https://dpregister.com/sreg/10197588/fea8baa960. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call. The call will also be accessible via live webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=mx26g9lk. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website.

An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of December 31, 2024, FBRT had approximately $6.0 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.

About BSP

BSP-Alcentra is a leading global alternative credit asset manager offering clients investment solutions across a broad range of complementary credit strategies, including direct lending, special situations, structured credit, high yield bonds, leveraged loans and commercial real estate debt and equity. As of December 31, 2024, BSP-Alcentra had $77 billion of assets under management, including $11 billion from commercial real estate, with over 400 employees operating across North America, Europe and Asia Pacific. BSP-Alcentra is a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.benefitstreetpartners.com.

About NewPoint

NewPoint, through its wholly owned subsidiary, NewPoint Real Estate Capital LLC, is a prominent commercial real estate finance company delivering lending solutions to investors of multifamily, affordable housing, seniors housing, healthcare, and manufactured housing properties nationwide. NewPoint leverages technology, data, capital, and the expertise of its industry-leading team to provide loan origination, servicing, execution, and a suite of Agency and curated proprietary products to meet the evolving needs of borrowers. In addition to being a Fannie Mae DUS®, Freddie Mac Optigo®, and FHA/HUD MAP and LEAN Lender, NewPoint also offers proprietary bridge and affordable housing financing, as well as third-party placement solutions.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements, including statements relating to the timing of the closing of the NewPoint acquisition and potential valuation and financial benefits of the transaction. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The Company's forward-looking statements are subject to various risks and uncertainties, including but not limited to the risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Relations Contact:

Lindsey Crabbe

l.crabbe@benefitstreetpartners.com
(214) 874-2339

Media Contact:

Lisa Tibbitts

Lisa.tibbitts@franklintempleton.com

(212) 805-6039

i Fully converted per share information assumes applicable conversion of FBRT’s OP units and outstanding series of convertible preferred stock into common stock and the full vesting of FBRT ‘s outstanding equity compensation awards.